Exhibit 4(a)


                        BDO SEIDMAN, LLP
                   Accountants and Consultants
                    One Commerce Square Tower
                           Suite 2500
                  Memphis, Tennessee 38103-2545
                         (901) 523-2303



                                        July 18, 1996



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 17, 1996, to be filed by our former client, Insituform Technologies, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.




                                        Very truly yours,

                                        S/BDO Seidman, LLP


                                        BDO SEIDMAN, LLP